THIRD AMENDMENT TO BUSINESS AGREEMENT This Amendment, effective as of March 1, 2013, further amends the Business Agreement (the “Agreement”) dated the 1st day of May, 2010, by and among JACKSON NATIONAL LIFE INSURANCE COMPANY (“Insurance Company”), a life insurance company organized under the laws of the State of Michigan (on behalf of itself and certain of its separate accounts); JACKSON NATIONAL DISTRIBUTORS LLC (the “Distributor”), a limited liability company organized under the laws of the State of Michigan; AMERICAN FUNDS DISTRIBUTORS, INC. (“AFD”), a corporation organized under the laws of the State of California; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement. WHEREAS, the Agreement provides for a marketing expense allowance to be paid to AFD by Insurance Company; and WHEREAS, the parties desire to amend the Agreement to eliminate the marketing expense allowance; NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, Distributor, AFD and CRMC hereby agree as follows: 1. Section 6.a.(v) of the Agreement is deleted in its entirety and neither Insurance Company nor Distributor shall be under any further obligation to pay the marketing expense allowance to AFD. Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect. IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written. JACKSON NATIONAL LIFE INSURANCE COMPANY (on behalf of itself and each Account) AMERICAN FUNDS DISTRIBUTORS, INC. By: /s/ Thomas J. Meyer By: /s/ Timothy W. McHale Name: Thomas J. Meyer Name: Timothy W. McHale Title: Senior Vice President, General Counsel & Secretary Title: Secretary JACKSON NATIONAL LIFE DISTRIBUTORS LLC CAPITAL RESEARCH AND MANAGEMENT COMPANY By: /s/ James L. Livingston, Jr. By: /s/ Michael J. Downer Name: James L. Livingston, Jr. Name: Michael J. Downer Title: EVP Operations Title: Sr. Vice President and Secretary